SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b)
OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

DEUTSCHE BANK CORPORATION
(Translation of Registrant’s Name Into English)
Federal Republic of Germany
(State or other jurisdiction of incorporation or organization)
Not Applicable
(I.R.S. Employer Identification Number)
Taunusanlage 12
60325 Frankfurt am Main
Germany
011 49 69 910 00
(Address and telephone number of Registrant’s principal executive offices)

Arthur S. Long Davis Polk & Wardwell 450 Lexington Ave. New York, New York 10017 212-450-4742	Copies to: Deutsche Bank Aktiengesellschaft Taunusanlage 12 60325 Frankfurt am Main Germany Attn: Legal Department	Ward A. Greenberg Cleary Gottlieb Steen & Hamilton LLP Main Tower Neue Mainzer Strasse 52 D-60311 Frankfurt am Main Germany +49 69 97103-0

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
DB Agriculture Long Exchange Traded Notes due April 1, 2038	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.          ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.         ☐

Securities Act registration statement file numbers to which this form relates:	333-137902
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.   Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to: (1) the information under the heading “Description of Debt Securities” in the Prospectus included in the Registration Statement on Form F-3 (the “Form F-3”), dated October 10, 2006 (File No. 333-137902) of Deutsche Bank Aktiengesellschaft (the “Registrant”), (2) the information under the heading “Description of Notes” in the Prospectus Supplement that was filed on November 13, 2006 by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and (3) the information under the heading “Specific Terms of the Securities”, in the Pricing Supplement to be filed on or around April 14, 2008 by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, each of which is incorporated herein by reference.  The Registrant authorized for issuance and listing U.S. $500,000,000 DB Agriculture Long Exchange Traded Notes due April 1, 2038, of which U.S. $5,000,000 have been offered and sold.  The Registrant may issue additional securities which will be fungible with the securities issued and outstanding.

Item 2.   Exhibits

4.1	Form of Senior Indenture (incorporated by reference to Exhibit 4.1 to the Form F-3)

4.2	Form of DB Agriculture Long Exchange Traded Notes.*

  * Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 14, 2008
DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Helmut Mannhardt
	Name:	Helmut Mannhardt
	Title:	Director

By:	/s/ Joseph J. Rice
	Name:	Joseph J. Rice
	Title:	Director

[DB Agriculture Long Exchange Traded Notes Form 8-A Signature Page]